As filed with the Securities and Exchange Commission on June 19, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TELÉFONOS DE MÉXICO, S.A.B. DE C.V.

(Exact name of registrant as specified to its charter)

Telephones of Mexico

(Translation of registrant’s name into English)

United Mexican States	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Parque Vía 190

Colonia Cuauhtémoc

06599 México. D.F., México

Telephone: (52) 55 5703-3990

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

Telephone: (212) 894-8940

(Name, address and telephone number of agent for service)

Copies to:

Nicolas Grabar

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
Debt securities	(1)

(1)	An unspecified aggregate initial offering price or number of the securities is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all the registration fee.

PROSPECTUS

Teléfonos de México, S.A.B. de C.V.

Debt Securities

Teléfonos de México, S.A.B. de C.V., or Telmex, may offer from time to time debt securities pursuant to this prospectus. An accompanying prospectus supplement will set forth the specific terms of the securities, the offering price, and the specific manner in which they may be offered. You should read this prospectus and the applicable prospectus supplements carefully before you invest.

We may sell these securities directly or to or through underwriters, agents or dealers, and also to other purchasers or through agents. The names of any underwriters, agents or dealers will be set forth in an accompanying prospectus supplement.

Investment in securities involves risks. For a description of risks associated with an investment in these securities, please see “Risk Factors” in our SEC reports incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The debt securities have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or “CNBV”), and may not be offered or sold publicly, or otherwise be the subject of brokerage activities, in Mexico, except pursuant to a private placement exemption set forth under Article 8 of the Ley del Mercado de Valores (the “Mexican Securities Market Law”). As required under the Mexican Securities Market Law, we will notify the CNBV of the offering of the debt securities outside of Mexico. Such notice will be delivered to the CNBV to comply with a legal requirement and for information purposes only, and the delivery to and the receipt by the CNBV of such notice, does not imply any certification as to the investment quality of the debt securities or our solvency, liquidity or credit quality. The information contained in this prospectus is exclusively the responsibility of the Company and has not been reviewed or authorized by the CNBV. In making an investment decision, all investors, including any Mexican investors who may acquire debt securities from time to time, must rely on their own review and examination of us.

The date of this Prospectus is June 19, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the SEC). Under the shelf registration statement, Telmex may sell or issue debt securities in one or more offerings, from time to time.

This prospectus provides you only with a general description of the debt securities that we may offer. Each time we offer securities pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the particular offering and the terms of those securities. The prospectus supplements may also add, update or change other information contained in this prospectus. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In this prospectus, unless otherwise specified or the context otherwise requires, references to “Telmex,” the “Company,” “we,” “us” or “our” refer to Teléfonos de México, S.A.B. de C.V. and its consolidated subsidiaries.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We may from time to time make forward-looking statements in our periodic reports to the SEC on Form 20-F and Form 6-K, in our annual report to shareholders, in offering circulars and prospectuses, in press releases and other written materials and in oral statements made by our officers, directors or employees to analysts, investors, representatives of the media and others. Examples of such forward-looking statements include:

•	projections of operating revenues, net income, net income per share, capital expenditures, dividends, capital structure or other financial items or ratios;

•	statements of our acquisition or divestiture plans;

•	statements about the impact of our acquisition of businesses;

•	statements of our plans, objectives or goals relating to competition, regulation and rates;

•	statements about competition in the business sectors in which we operate;

•	statements about our future financial performance or the economic performance of Mexico or other countries;

•	statements about interest rates, currency exchange rates and foreign securities markets;

•	statements about the availability and cost of external financing for our operations, which have been affected by the stress experienced by the global financial markets;

•	statements about the future impact of regulations; and

•	statements of assumptions underlying such statements.

Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “should” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying them.

Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include regulatory developments, economic and political conditions, which have been affected by the global economic crisis, competition, customer demand, government policies, inflation rates, exchange rates and technological changes. We caution you that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” in our SEC reports incorporated by reference in this prospectus.

Forward-looking statements speak only as of the date they are made. We do not undertake to update such statements in light of new information or future developments.

You should evaluate any statements made by us in light of these important factors.

TELMEX

We own and operate a fixed-line telecommunications system in Mexico, where we are the only nationwide provider of fixed-line telephony services. We also provide other telecommunications and telecommunications-related services such as corporate networks, Internet access services, information network management, telephone and computer equipment sales, and interconnection services to other carriers. Substantially all of our operations are conducted in Mexico.

We are a Mexican corporation headquartered in Mexico City, Mexico. Our legal name is Teléfonos de México, S.A.B. de C.V., and we frequently refer to ourselves commercially as Telmex. Our principal executive offices are located at Parque Vía 190, Colonia Cuauhtémoc, 06599 México, D.F., México. Our telephone number at this location is (52) 55 5703-3990. Our website can be accessed at www.telmex.com.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including funding working capital and capital expenditures and repaying debt.

LEGAL OWNERSHIP OF DEBT SECURITIES

We can issue debt securities in registered form or in the form of one or more global debt securities. In this prospectus and any prospectus supplement, we describe global debt securities in greater detail below. We refer to those persons who have debt securities registered on the books in their own names that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those persons who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as indirect holders of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue these debt securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means the debt securities may be represented by one or more global debt securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Global debt securities will be registered in the name of the depositary. Consequently, for global debt securities, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors in a global debt security will not own debt securities directly. Instead, they will own beneficial interests in a global debt security through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

We may terminate global debt securities or issue debt securities that are not issued in global form. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

For debt securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we or any such trustee or depositary will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the debt securities.

We do not have obligations to investors who hold beneficial interests in global debt securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend the indenture, to relieve us of the consequences of default or of our obligation to comply with a particular provision of the indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form because the debt securities are represented by one or more global debt securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are global debt securities, how the depositary’s rules and procedures will affect these matters.

We Will Issue the Debt Securities in Global Form

Any debt securities we issue in book-entry, or global, form will be represented, at least initially, by one or more global debt securities.

What Is a Global Debt Security

A global debt security is a debt security that we deposit with and register in the name of a financial institution, or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depositary Trust Company, or DTC, will be the depositary for all global debt securities issued under this prospectus.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Debt Security Will be Terminated.” As a result of those arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted only to own beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or has an account with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global debt security.

The debt securities will be represented by one or more global debt securities, except in certain limited circumstances. We describe these situations below under “—Special Situations When a Global Debt Security Will be Terminated.” If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Debt Securities

As an indirect holder, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of debt securities and instead deal only with the depositary that holds the global debt security.

If debt securities are issued only as global debt securities, an investor should be aware of the following:

•

An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe above under “—Legal Ownership of Debt Securities.”

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global debt security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global debt security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Debt Security Will Be Terminated

In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in debt securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above under “—Legal Ownership of Debt Securities.”

A global debt security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global debt security; or

•

if an event of default has occurred and is continuing with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults later under “—Default, Remedies and Waiver of Default.”

The applicable prospectus supplement may also list additional situations for terminating a global debt security that would apply only to the particular series of debt securities covered by the applicable prospectus supplement. When a global debt security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

You Can Hold Interests in Global Debt Securities Through Euroclear or Clearstream, Luxembourg, as Indirect Participants in DTC

As long as DTC is the depositary for the global debt securities, you may hold an interest in a global debt security through any organization that participates, directly or indirectly, in the DTC system. Those organizations include Euroclear and Clearstream, Luxembourg. If you are a participant in either of those systems, you may hold your interest directly in that system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that system. If you hold your interest indirectly, you should note that DTC, Euroclear and Clearstream, Luxembourg will have no record of you or your relationship with the direct participant in their systems.

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe, and they participate indirectly in DTC. Euroclear and Clearstream, Luxembourg will hold interests in the global debt securities on behalf of the participants in their systems, through securities accounts they maintain in their own names for their customers on their own books or on the books of their depositaries. Those depositaries, in turn, are participants in DTC and hold those interests in securities accounts they maintain in their own names on the books of DTC. Euroclear and Clearstream, Luxembourg clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

DTC Rules Will Also Apply to Debt Securities Held Through Euroclear and Clearstream, Luxembourg

If you hold an interest in a global debt security through Euroclear and Clearstream, Luxembourg that system will credit the payments we make on your debt security to the account of your Euroclear and Clearstream, Luxembourg participant in accordance with that system’s rules and procedures. The participant’s account will be credited only to the extent that the system’s depositary receives these payments through the DTC system. Payments, notices and other communications or deliveries relating to the debt securities, if made through Euroclear or Clearstream, Luxembourg, must comply not only with the rules and procedures of those systems, but also with the rules and procedures of DTC, except as described below.

Trading in the debt securities between Euroclear participants or between Clearstream, Luxembourg participants will be governed only by the rules and procedures of that system. We understand that, at present, those systems’ rules and procedures applicable to trades in conventional eurobonds will apply to trades in the debt securities, with settlement in immediately available funds.

Special Considerations for Cross-Market Transfers

Subject to the transfer restrictions applicable to the debt securities described above, cross-market transfer of debt securities—i.e., transfers between investors who hold or will hold their interests through Euroclear or

Clearstream, Luxembourg, on the one hand, and investors who hold or will hold their interests through DTC but not through Euroclear or Clearstream, Luxembourg, on the other hand—will be governed by DTC’s rules and procedures in addition to those of Euroclear or Clearstream, Luxembourg. If you hold your debt security through Euroclear or Clearstream, Luxembourg and you wish to complete a cross-market transfer, you will need to deliver transfer instructions and payment, if applicable, to Euroclear or Clearstream, Luxembourg, through your participant, and that system in turn will need to deliver them to DTC, through that system’s depositary.

Because of time-zone differences between the United States and Europe, any debt securities you purchase through Euroclear or Clearstream, Luxembourg in a cross-market transfer will not be credited to your account at your Euroclear or Clearstream, Luxembourg participant until the business day after the DTC settlement date. For the same reason, if you sell debt securities through Euroclear or Clearstream, Luxembourg in a cross-market transfer, your cash proceeds will be received by the depositary for that system on the DTC settlement date but will not be credited to your participant’s account until the business day following the DTC settlement date. In this context, “business day” means a business day for Euroclear or Clearstream, Luxembourg.

The description of the clearing and settlement systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg as currently in effect. Those systems could change their rules and procedures at any time. We have no control over those systems, and we take no responsibility for their activities.

DESCRIPTION OF DEBT SECURITIES

In this section, references to “we,” “us” and “our” refer to Teléfonos de México, S.A.B. de C.V. only and do not include our consolidated subsidiaries. References to holders mean those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities issued in book-entry form through The Depository Trust Company or in debt securities registered in street name. Owners of beneficial interests in the debt securities should read the subsection entitled “—Legal Ownership of Debt Securities.” The specific terms of any series of debt securities issued under this prospectus will be described in the prospectus supplement applicable to the particular issuance.

The Debt Securities Will Be Issued Under an Indenture

Any debt securities we offer will be governed by an indenture. An indenture is a contract between a trustee and us. The trustee has two main roles.

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default.”

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

Unless otherwise specified in the applicable prospectus supplement we will issue debt securities under an indenture between us and The Bank of New York Mellon, as trustee, which we refer to as the “indenture.” In this section we also sometimes refer to The Bank of New York Mellon as simply the “trustee.” The indenture and its associated documents, including the debt securities we are offering, contain the full legal text of the matters summarized in this section. We have filed a copy of the indenture with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Upon request, we will provide you with a copy of the indenture. See “Where You Can Find More Information” above for information on how to obtain copies.

This Description Is Only a Summary

The following section summarizes material terms of the debt securities that are common to all series under the indenture, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including the definition of various terms used in the indenture. For example, we describe the meanings for only the more important terms that have been given special meanings in the indenture. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

The indenture and the debt securities are governed by New York law. We have consented in the indenture to the non-exclusive jurisdiction of any U.S. federal and state courts sitting in the borough of Manhattan in the City of New York. (Section 114)

Pursuant to this prospectus, we may issue debt securities. We may also issue original issue discount securities (which are debt securities that are offered and sold at a substantial discount to their stated principal amount), indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as will be described in more detail in the prospectus supplement relating to any such debt securities. We will describe the Mexican and U.S. federal income tax consequences applicable to any debt securities in the applicable prospectus supplement, including any other special considerations applicable to the debt securities, such as Mexican and U.S. federal income tax consequences applicable to original issue discount, indexed or foreign currency debt securities.

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchanges and, if so, which ones.

How the Debt Securities Rank Against Other Debt

The debt securities will not be secured by any of our property or assets or any property or assets of any of our subsidiaries. Thus, by owning these debt securities, you are one of our unsecured creditors. These debt securities will not be subordinated or senior to any of our other unsecured debt obligations. This means that, in a bankruptcy or liquidation proceeding against us, these debt securities would rank equally in right of payment with all our other unsecured and unsubordinated debt.

Stated Maturity and Maturity

The day on which the principal amount of the debt securities is scheduled to become due is called the stated maturity of the principal. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when interest payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of the debt securities without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

We are required by Mexican law to deduct Mexican withholding taxes from payments of interest to investors who are not residents of Mexico for tax purposes, and, we will pay additional amounts on those payments to the extent described in this subsection.

We will pay to holders of the debt securities all additional amounts that may be necessary so that every net payment of interest or principal to the holder will not be less than the amount provided for in the debt securities of that series. By net payment, we mean the amount we or our paying agent pay the holder after deducting or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment by a Mexican taxing authority.

Our obligation to pay additional amounts is subject to several important exceptions, however. We will not pay additional amounts to any holder for or on account of any of the following:

•

any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a debt security);

•	any estate, inheritance, gift or similar tax, assessment or other governmental charge imposed with respect to the debt securities;

•

any taxes, duties, assessments or other governmental charges imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the holder or any beneficial owner of the debt security if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the holders at least 30 days’ notice that holders will be required to provide such information and identification;

•	any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on the debt securities;

•

any taxes, duties, assessments or other governmental charges with respect to such debt security presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holder of such debt security would have been entitled to such additional amounts on presenting such debt security for payment on any date during such 15-day period; and

•

any payment on such debt security to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the holder of such debt security. (Section 1009)

The limitations on our obligations to pay additional amounts stated in the third bullet point above will not apply if the provision of information, documentation or other evidence described in the applicable bullet point would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a debt security, taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice, than comparable information or other reporting requirements imposed under U.S. tax law (including the United States-Mexico Income Tax Treaty), regulation (including proposed regulations) and administrative practice. (Section 1009)

Applicable Mexican regulations currently allow us to withhold at a reduced rate, provided we comply with certain information reporting requirements. Accordingly, the limitations on our obligations to pay additional amounts stated in the third bullet point above also will not apply unless (a) the provision of the information, documentation or other evidence described in the applicable bullet point is expressly required by the applicable Mexican regulations, (b) we cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on our own through reasonable diligence, and (c) we otherwise would meet the requirements for application of the applicable Mexican regulations.

In addition, such third bullet point does not require that any person, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

We will provide the trustee with documentation satisfactory to the trustee evidencing the payment of Mexican taxes in respect of which we have paid any additional amount. We will make copies of such documentation available to the holders of the debt securities or the relevant paying agent upon request. (Section 1009(a))

Any reference in this prospectus, the indenture or the debt securities to principal, premium, interest or any other amount payable in respect of any debt security by us will be deemed also to refer to any additional amount that may be payable with respect to that amount under the obligations referred to in this subsection. (Section 1009(e))

In the event that additional amounts actually paid with respect to the debt securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto. (Section 1009(d))

Optional Redemption

We will not be permitted to redeem the debt securities we are offering before their stated maturity, except as we describe below. The debt securities will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, you will not be entitled to require us to buy your debt securities from you before their stated maturity except as described below under “—Repurchase at the Option of Holders.” (Section 1101(a))

Unless otherwise indicated in the applicable prospectus supplement, we will be entitled, at our option, to redeem some or all of the outstanding debt securities of any series from time to time at the redemption price set forth in the applicable prospectus supplement. If the debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the prospectus supplement will specify the date or describe the conditions. In each case we will also pay you accrued and unpaid interest, if any, through the redemption date. The debt securities will stop bearing interest on the redemption date, even if you do not collect your money.

Tax Redemption

If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in or official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the date on which a series of debt securities is issued, we would be obligated, after taking such measures as we may consider reasonable to avoid this requirement, to pay additional amounts in excess of those attributable to a Mexican withholding tax rate of 4.9% with respect to any series of debt securities, then, at our option, all, but not less than all, of the debt securities of such series may be redeemed at any time on giving not less than 30 nor more than 60 days’ notice at a redemption price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest and any additional amounts due thereon, up to but not including the date of redemption (subject to the right of holders on the relevant record date to receive interest due (if any) on the relevant interest payment date); provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay these additional amounts if a payment on the debt securities of such series were then due, and (2) at the time such notice of redemption is given such obligation to pay such additional amounts remains in effect. (Section 1101(c))

Prior to the publication of any notice of redemption pursuant to this provision, we will deliver to the trustee:

•

a certificate signed by one of our duly authorized representatives stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to redeem have occurred, and

•

an opinion of Mexican legal counsel (which may be our counsel) of recognized standing to the effect that we have or will become obligated to pay such additional amounts as a result of such change or amendment. (Section 1101(d))

This notice, once delivered by us to the trustee, will be irrevocable. (Section 1102)

We will give notice to DTC pursuant to the provisions described under “—Notices” of any redemption we propose to make at least 30 days (but not more than 60 days) before the redemption date.

Repurchase at the Option of Holders

In the event of any change in control (as defined below) occurring prior to the maturity date of the debt securities, each holder of debt securities will have the right, at the holder’s option, to require us to repurchase all or any portion (provided that such portion is U.S.$1,000 or an integral multiple thereof) of the principal amount of the holder’s debt securities on the date that is 60 days after the date we provide notice of the change in control, at a cash price equal to the sum of

•	100% of the principal amount of, and any premium on, the debt securities being repurchased,

•	accrued and unpaid interest thereon to but not including the holder repurchase date,

•	any original issue discount applicable to such security, and

•	any additional amounts that would otherwise be payable. (Section 1301)

Within seven business days after the occurrence of a change in control, we are obligated to mail to the trustee and to all holders of debt securities at their addresses shown in the register of the registrar a notice regarding the change in control, stating, among other things:

•	the date and time on which the repurchase right must be exercised,

•	the applicable repurchase price,

•	the repurchase date,

•	the procedures that holders of debt securities must follow to exercise the repurchase right, and

•	the place that debt securities must be surrendered for redemption and payment of the repurchase price. (Section 1302(a))

To exercise this right, the holder must deliver written notice to the trustee or to any other office or agency maintained for that purpose of the exercise of the repurchase right prior to the close of business on the repurchase date. The repurchase notice must state among other things:

•	the portion of the principal amount at maturity of debt securities to be repurchased, and

•	a statement that an election to exercise the repurchase right is being made. (Section 1302(b))

Any repurchase notice may be withdrawn by the holder by a written notice of withdrawal delivered to the trustee or to any other office or agency maintained for that purpose on or prior to the holder repurchase date. The notice of withdrawal shall state the principal amount at maturity to which the withdrawal notice relates and the principal amount at maturity, if any, that remains subject to the original repurchase notice. (Section 1302(b))

Payment of the repurchase price for debt securities for which a repurchase notice has been delivered and not withdrawn is conditioned upon delivery of the debt securities to the trustee or to any other office or agency maintained for that purpose, at any time (whether prior to, on or after the repurchase date) after delivery of the holder repurchase notice. Payment of the repurchase price for the debt securities will be made promptly following the later of the repurchase date or the time of delivery of the debt securities. If the trustee holds in accordance with the indenture, money sufficient to pay the repurchase price of the debt securities on the repurchase date, on and after the repurchase date, the debt securities will cease to be outstanding and interest thereon will cease to accrue, whether or not the debt securities are delivered to the trustee or to any other office or agency maintained for that purpose, and all other rights of the holders of such debt securities shall terminate, other than the right to receive the repurchase price upon delivery of such debt securities. (Section 1302(c))

A change in control will be deemed to have occurred if, at any time after the date of the indenture, any person (including any group deemed to be a “person” under Section 13(d)(3) of the Exchange Act), together with any affiliates or related persons will beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of original execution of the indenture), directly or indirectly, shares of our capital stock entitling that person to exercise 50% or more of the total voting power of all of our shares of capital stock entitled to vote generally in elections of directors. However, a change in control will not be deemed to have occurred if such person, together with its affiliates or related persons, is any of Carso Global Telecom, S.A.B. de C.V., or Carso Global Telecom, any of its subsidiaries or one or more of the members of the family of Carlos Slim Helú who were beneficial owners of the shares of Carso Global Telecom at the date of the indenture. (Section 1303(b))

As used herein, “affiliate” of any person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, and “related person” of any person means any other person directly or indirectly owning:

•	10% or more of the outstanding common stock of such person (or, in the case of a person that is not a corporation, 10% or more of the equity interest in such person), or

•	10% or more of the combined voting power of the voting stock of such person. (Section 101 and Section 1303(c))

Mergers and Similar Transactions

We may not consolidate with or merge into any other person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of our properties and assets substantially as an entirety and may not permit any person to consolidate with or merge into us, unless all of the following conditions are met:

•

Immediately after the transaction, no default under the debt securities has occurred and is continuing. For this purpose, “default under the debt securities” means an event of default or an event that would be an event of default with respect to any series of debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

•

If we are not the successor person in the transaction, the successor is organized and validly existing under the laws of Mexico or the United States or any political subdivision thereof and expressly assumes our obligations under the debt securities or the indenture.

•	We have delivered to the trustee an officers’ certificate and opinion of counsel, each stating, among others, that the transaction complies with the indenture. (Section 801)

If the conditions described above are satisfied, we will not need to obtain the approval of the holders in order to merge or consolidate or to sell or otherwise dispose of our properties and assets substantially as an entirety. Also, these conditions will apply only if we wish to merge into or consolidate with another person or sell or otherwise dispose of our properties and assets substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another person, any transaction that involves a change of control of our company but in which we do not merge or consolidate and any transaction in which we sell or otherwise dispose of our assets less than substantially as an entirety.

Restrictive Covenants

Restrictions on Liens

In the indenture, we promise not to, or to allow our restricted subsidiaries to, create, incur, issue or assume any liens on our restricted property to secure debt where the debt secured by such liens, plus the aggregate amount of our attributable debt and that of our restricted subsidiaries in respect of sale and leaseback transactions, would exceed an amount equal to an aggregate of 12% of our consolidated net tangible assets, as defined in the indenture, unless we secure the debt securities equally with, or prior to, the debt secured by such liens. This restriction does not apply to the following:

•	liens on restricted property acquired and existing on the date the property was acquired or arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition;

•

liens on any restricted property securing debt incurred or assumed for the purpose of financing its purchase price or the cost of its construction, improvement or repair, provided that such lien attaches to the restricted property within 12 months of its acquisition or the completion of its construction, improvement or repair and does not attach to any other restricted property;

•

liens existing on any restricted property of any restricted subsidiary prior to the time that the restricted subsidiary became a subsidiary of ours or liens arising after that time under contractual commitments entered into prior to and not in contemplation of that event;

•	liens on any restricted property securing debt owed by a subsidiary of ours to us or to another of our subsidiaries; and

•

liens arising out of the refinancing, extension, renewal or refunding of any debt described above, provided that the aggregate principal amount of such debt is not increased and such lien does not extend to any additional restricted property. (Section 1007)

“Restricted property” means (1) any lines, exchanges, switching equipment, transmission equipment (including satellites), cables, microwave equipment and related facilities, whether owned as of the date of the indenture or acquired after that date, used in connection with the provision of telecommunications services in Mexico, including any land, buildings, structures and other equipment or fixtures that constitute any such facility, owned by us or our restricted subsidiaries and (2) any share of capital stock of one of our restricted subsidiaries. Our “restricted subsidiaries” are those subsidiaries that own restricted property. (Section 101)

Restrictions on Sales and Leasebacks

In the indenture, we promise that neither we nor any of our restricted subsidiaries will enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate principal amount of all debt then outstanding that is secured by any lien on any restricted property that does not ratably secure the debt securities (excluding any secured indebtedness permitted under “—Restrictions on Liens”) plus the aggregate amount of our attributable debt and the attributable debt of our restricted subsidiaries in respect of sale and leaseback transactions then outstanding would not exceed an amount equal to 12% of our consolidated net tangible assets; or

•

we or one of our restricted subsidiaries within 12 months of the sale and leaseback transaction retire an amount of our secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction or (2) the fair market value of the restricted property leased. (Section 1008)

A “sale and leaseback transaction” for purposes of this subsection is an arrangement between us or one of our restricted subsidiaries and a bank, insurance company or other lender or investor where we or our restricted subsidiary lease a restricted property for an initial term of three years or more that was or will be sold by us or our restricted subsidiary to that lender or investor for a sale price of U.S.$1,000,000 or its equivalent or more. “Attributable debt” means the lesser of (a) the fair market value of the asset subject to the sale and leaseback transaction and (b) the present value discounted at a rate set forth in the indenture of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease. (Section 101)

Maintenance of Business

We are required to maintain the business of providing a public telecommunications network as one of our principal businesses. (Section 1006)

Statement of Our Officers as to Default

We will, within 120 days after the end of each fiscal year, file with the trustee an officer’s certificate stating, whether or not, to the best of such officer’s knowledge, we are in default. If any of our officers discovers that a default or event of default is continuing, we will file a certificate with the trustee describing the details thereof and the action we are taking or propose to take. (Section 1004)

Provision of Information

We will file with the trustee copies of our annual report and the information, documents and other reports that we are required to file with the SEC pursuant to Sections 12, 13 or 15(d) of the Exchange Act. (Section 1005)

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to the series of debt securities you hold occurs and is not cured, as described in this subsection.

Events of Default

When we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal of any debt securities of that series on its due date;

•	we do not pay interest on any debt securities of that series within 30 days after its due date;

•

we remain in breach of any covenant or warranty we make in the indenture for the benefit of that series of debt securities, for 60 days after we receive a notice of default (sent by the trustee or the holders of not less than 25% in principal amount of the series of debt securities) stating that we are in breach;

•

we file for bankruptcy, or other events of bankruptcy, insolvency or reorganization or similar proceedings occur relating to us or a material subsidiary of ours (that is, a subsidiary whose assets or operating profits constitute 10% or more of our assets or operating profits, as applicable);

•

we or any of our material subsidiaries experience a default or event of default under any instrument relating to debt having an aggregate principal amount outstanding exceeding U.S.$100 million that constitutes a failure to pay principal when due or results in the acceleration of the debt prior to its maturity; and

•

a final judgment is rendered against us or any of our material subsidiaries in an aggregate amount in excess of U.S.$100 million or its equivalent in other currencies that is not discharged or bonded in full within 30 days. (Section 501)

Remedies if an Event of Default Occurs

If an event of default with respect to any series of debt securities has occurred and has not been cured or waived, the trustee at the request of holders of not less than 25% in principal amount of that series of debt securities shall declare the entire principal amount of all the debt securities of that series to be due immediately and upon any such declaration the principal, accrued interest and additional amounts shall become due. If an event of default occurs because of bankruptcy, insolvency or reorganization relating to us or any of our material subsidiaries, the entire principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder and any principal, accrued interest and additional amounts will become due. (Section 502)

Each of the situations described above is called an acceleration of the maturity of the debt securities. If the maturity of any series of the debt securities is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in aggregate principal amount of that series of debt securities may cancel the acceleration for all the debt securities of that series, provided that all amounts then due (other than amounts due solely because of such acceleration) have been paid and all other defaults with respect to that series of debt securities have been cured. (Section 502)

If any event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee receives an indemnity that is reasonably satisfactory to it, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee for such series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the debt securities. (Section 512 and Section 603(e))

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and the event of default has not been cured or waived,

•

the holders of not less than 25% in principal amount of a particular series of debt securities must make a written request that the trustee take action with respect to that series because of the default and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action,

•	the trustee must not have taken action for 60 days after the above steps have been taken, and

•

during those 60 days, the holders of a majority in principal amount of a series of debt securities must not have given the trustee for such series directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of such debt securities. (Section 507)

You are entitled, however, at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Modification and Waiver of Covenants

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all the debt securities of that series. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security. (Section 513)

There are three types of changes we can make to the indenture and the outstanding debt securities under the indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of an outstanding debt security affected by the change. Those types of changes are:

•	a change in the stated maturity for any principal or interest payment on a debt security,

•	a reduction in the principal amount, the interest rate or the redemption price for a debt security,

•	a change in the obligation to pay additional amounts,

•	a change in the currency of any payment on a debt security other than as permitted by the debt security,

•	a change in the place of any payment on a debt security,

•	an impairment of the holder’s right to sue for payment of any amount due on its debt security,

•	a reduction in the percentage in principal amount of the debt securities needed to change the indenture or the outstanding debt securities under the indenture,

•	a reduction in the percentage in principal amount of the debt securities needed to waive our compliance with the indenture or to waive defaults, and

•	a reduction in the percentage in principal amount of the debt securities needed for the adoption of a resolution or the formation of a quorum for meetings of holders. (Section 902)

Changes Not Requiring Approval

Second, there are changes that do not require any approval by holders of debt securities. This type of change is limited to clarifications and changes that would not adversely affect the holders of outstanding debt securities under the indenture in any material respect. (Section 901)

Changes Requiring Majority Approval

Any other change to the indenture, or the debt securities must be approved by the holders of a majority in principal amount of each series of debt securities affected by the change or waiver. The required approval must be given by written consent. (Section 902)

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and creating liens on our interests, which we describe above under “—Mergers and Similar Transactions” and “—Restrictive Covenants.” If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security or the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver. (Section 1012)

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the indenture such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities will be eligible to participate in any action by holders. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if it has been surrendered for cancellation or if we have deposited or set aside, in trust for its holder, money for its payment or redemption.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In some limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. (Section 104)

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of U.S.$1,000 and multiples of U.S.$1,000. (Section 302)

Holders may exchange or transfer their debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. If the global debt securities are terminated and we issue debt securities in non-global form, holders of the non-global debt securities can transfer those debt securities at the offices of the trustee. We may appoint another entity to perform these functions or perform them ourselves. (Sections 304 and 1002)

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. In the event of a change in the office through which any transfer agent acts, we will give prompt written notice to the trustee. (Section 1002)

As long as the debt securities are issued in global form, only the depositary will be entitled to transfer and exchange debt securities as described in this subsection, since it will be the sole holder of the debt securities.

Payment Mechanics

Who Receives Payment

For interest due on a debt security on an interest payment date, we will pay the interest to the holder in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date. For interest due at maturity but on a day that is not an interest payment date, we will pay the interest to the person or entity entitled to receive the principal of the debt security. For principal due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at the proper place of payment. (Section 306)

Regular Record Dates for Interest

The regular record date relating to the interest payment dates for any debt security will be set forth in the applicable prospectus supplement.

How We Will Make Payments

Payments on Global Debt Securities. For debt securities issued in global form, we will make payments on the debt securities in accordance with the applicable policies of the depositary as in effect from time to time. (Section 1002) Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in a global debt security. An indirect holder’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described above under “—We Will Issue the Debt Securities in Global Form.”

Payments on Certificated Debt Securities. For debt securities issued in certificated form, we will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at the holder’s address shown on the trustee’s records as of the close of business on the regular record date and we will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check may be made in next-day funds that is, funds that become available on the day after the check is cashed. (Sections 202 and 306)

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the day that is the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under the debt securities or the indenture and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

When we refer to a business day, we mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

Paying Agent

If we issue debt securities in certificated form, we may appoint one or more financial institutions to act as our paying agents, and at whose designated offices the debt securities may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time, provided that if any debt securities are issued in certificated form, so long as such debt securities are outstanding, we will maintain a paying agent in New York City. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as a paying agent. We must notify you of changes in the paying agents pursuant to the provisions described under “—Notices.”

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1003)

Notices

As long as we issue the debt securities in global form, notices to be given to holders will be given to the depositary, in accordance with its applicable policies as in effect from time to time. If we issue the debt securities in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. (Section 106)

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder. (Section 106)

Our Relationship with the Trustee

The Bank of New York Mellon is the trustee for the debt securities under the indenture. The Bank of New York Mellon may have other business relationships with us from time to time.

PLAN OF DISTRIBUTION

At the time of offering any debt securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those debt securities.

We may sell debt securities in any of three ways: (i) through underwriters or dealers; (ii) directly to one or a limited number of institutional purchasers; or (iii) through agents. Each prospectus supplement with respect to a series of debt securities will set forth the terms of the offering of those debt securities, including the name or names of any underwriters, dealers or agents, the price of such debt securities and the net proceeds to Telmex from such sale, any underwriting discounts, commissions or other items constituting underwriters,’ dealers’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those debt securities may be listed.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. We may offer the debt securities to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly by one or more such investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the debt securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell debt securities either directly to one or more institutional purchasers, or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities will be named, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the debt securities from us at the public offering price set forth in the prospectus supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all such cases we must approve such institutions. Such contracts will be subject only to those conditions set forth in such prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of those contracts.

Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with or perform services for Telmex in the ordinary course of business.

Each series of debt securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of debt securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the debt securities.

EXPERTS

The consolidated financial statements of the Company appearing in the Company’s annual report on Form 20-F as of December 31, 2008 and 2007 and for the three years in the period ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008, have been audited by Mancera, S.C., a Member Practice of Ernst & Young Global, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such audited consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

VALIDITY OF THE DEBT SECURITIES

Unless otherwise specified in the applicable prospectus supplement, certain matters of Mexican law relating to the debt securities will be passed upon by Galicia y Robles, S.C. The validity of the debt securities under New York law will be passed upon by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized under the laws of Mexico. In addition, most of our directors, officers and controlling persons, as well as certain experts named in this prospectus, reside outside the United States, and all or a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon these persons or to enforce against them, either inside or outside the United States, judgments obtained against these persons in U.S. courts, or to enforce in U.S. courts judgments obtained against these persons in courts in jurisdictions outside the United States, in each case, in any action predicated upon civil liabilities under the U.S. federal securities laws. Based on the opinion of Galicia y Robles, S.C., our Mexican counsel, there is doubt as to the enforceability against these persons in Mexico, whether in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. As a foreign private issuer, we have been required to make filings with the SEC by electronic means since November 2002. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov and at our web site at www.telmex.com.

We will make available to the holders of our debt securities, at the corporate trust office of the trustee referred to herein, copies of the indenture and any applicable supplemental indenture, our annual report in English, including a review of operations, and annual audited consolidated financial statements prepared in conformity with Mexican Financial Reporting Standards, or Mexican FRS, together with a reconciliation of net income and total stockholders’ equity to U.S. generally accepted accounting principles, or U.S. GAAP. We will also make available at the office of the trustee our unaudited quarterly consolidated financial statements in English prepared in accordance with Mexican FRS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	our annual report on Form 20-F for the year ended December 31, 2008, filed with the SEC on May 29, 2009 (SEC File No. 1-32741),

•

any future filings on Form 20-F made with the SEC under the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and

•

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of debt securities offered by this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

You may obtain copies of any of these filings through the Company as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by writing or telephoning us at Parque Vía 198, Ofícina 701, Colonia Cuauhtémoc, 06599 México, D.F., México, attention: Anna Domínguez González, Investor Relations, telephone (5255) 222-1774.

Teléfonos de México, S.A.B. de C.V.

Debt Securities

PROSPECTUS

June 19, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority the corporation will answer for any resulting liabilities or expenses. Our board of directors has also expressly determined that we will indemnify the directors and officers against any liability they might incur in connection with the offering of the debt securities.

Item 9.	Exhibits.

1	Form of Underwriting Agreement—Standard Provisions.

4.1	Indenture dated as of June 19, 2009 between Telmex and The Bank of New York Mellon, as trustee.

4.2	Form of Debt Security (included in Exhibit 4.1).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the debt securities.

5.2	Opinion of Galicia y Robles, S.C. as to the validity of the debt securities.

23.1	Consent of Mancera, S.C.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.3	Consent of Galicia y Robles, S.C. (included in Exhibit 5.2).

24.1	Powers of Attorney (included in the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico, on June 19, 2009.

TELÉFONOS DE MÉXICO, S.A.B. DE C.V.

By:	/S/ ADOLFO CEREZO PÉREZ
Name:	Adolfo Cerezo Pérez
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Adolfo Cerezo Pérez, Carlos Slim Domit and Jaime Chico Pardo, severally and individually, and each of them (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3 (and any and all additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities in respect of Teléfonos de México, S.A.B. de C.V. on June 19, 2009.

Signature	Title

/s/ CARLOS SLIM DOMIT Carlos Slim Domit	Chairman

/s/ JAIME CHICO PARDO Jaime Chico Pardo	Co-Chairman

/s/ ANTONIO COSÍO ARIÑO Antonio Cosío Ariño	Director

Amparo Espinosa Rugarcía	Director

/s/ ÉLMER FRANCO MACÍAS Élmer Franco Macías	Director

Signature	Title

/s/ JOSÉ KURI HARFUSH José Kuri Harfush	Director

Ángel Losada Moreno	Director

/s/ JUAN ANTONIO PÉREZ SIMÓN Juan Antonio Pérez Simón	Director

/s/ MARCO ANTONIO SLIM DOMIT Marco Antonio Slim Domit	Director

/s/ HÉCTOR SLIM SEADE Héctor Slim Seade	Director; Chief Executive Officer

/s/ MICHAEL J. VIOLA Michael J. Viola	Director

/s/ LARRY I. BOYLE Larry I. Boyle	Director

/s/ RAFAEL MOISÉS KALACH MIZRAHI Rafael Moisés Kalach Mizrahi	Director

Ricardo Martín Bringas	Director

/s/ ADOLFO CEREZO PÉREZ Adolfo Cerezo Pérez	Chief Financial Officer

/s/ ROLANDO REYNIER VALDÉS Rolando Reynier Valdés	Controller

SIGNATURE OF AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Teléfonos de México, S.A.B. de C.V. in the United States, has signed this registration statement or amendment in the City of Newark, Delaware, on June 19, 2009.

By:	/s/ DONALD J. PUGLISI
Donald J. Puglisi

Exhibit Index

Exhibit Number	Description of Exhibit
1	Form of Underwriting Agreement—Standard Provisions.

4.1	Indenture dated as of June 19, 2009 between Telmex and The Bank of New York Mellon, as trustee.

4.2	Form of Debt Security (included in Exhibit 4.1).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the debt securities.

5.2	Opinion of Galicia y Robles, S.C. as to the validity of the debt securities.

23.1	Consent of Mancera, S.C.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.3	Consent of Galicia y Robles, S.C. (included in Exhibit 5.2).

24.1	Powers of Attorney (included in the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Indenture.